BY-LAWS
                                  as amended by
                      BOARD OF DIRECTORS, January 15, 1997

                                    Article I
                             Meeting of Shareholders


      Section 1. The annual meeting of the shareholders shall be held in May each year on such day, at such time and at such place as shall be designated in the notice of the meeting.

      A notice of the annual meeting as approved by the Board of Directors shall be mailed not less than ten nor more than fifty days before the meeting, directed to each shareholder entitled to vote at said meeting at his address as it appears on the record of shareholders unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be directed to him at such other address.

      Section 2. The Board of Directors may fix, in advance, a date not more than fifty nor less than ten days before the date of any meeting of the shareholders as the record date for determination of shareholders entitled to notice of or to vote at such meeting, and only shareholders of record on such date shall be entitled to notice of or to vote at such meeting.

      Section 3. Special meetings of the shareholders may be called at any time by either the Chairman of the Board or the Board of Directors, and shall be called upon a request to the Chairman of the Board or Secretary, signed by shareholders representing at least one-third of the shares. Any such request shall specify the time and the purpose or purposes of the proposed meeting. The meeting shall be held at such place within or without the State of New York as may be designated in the notice of the meeting.

      A notice of not less than ten nor more than fifty days shall be given by mail for each special meeting, in the manner provided for notice of the annual meeting. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting.

      Section 4. Failure to receive notice of any meeting shall not invalidate the meeting.

      Section  5.  Notice  of  shareholders   business  at  annual  meetings  of
shareholders shall be governed by the provisions of this By-Law.

      (1) The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the company's notice of meeting pursuant to Section 1 of this Article I of these By-Laws, by or at the direction of the Board of Directors or
           (c) by any shareholder of the company who was a shareholder of record at the time of giving notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

     (2)  For  business to be properly  brought  before an annual meeting by a
           shareholder  pursuant to clause (c) of paragraph  (1)
of this By-Law,
           the  shareholder  must have given timely notice thereof
in writing to
           the Secretary of the company and such  business  must
otherwise be a
           proper matter for shareholder  action.  To be timely, a
shareholder's
           notice shall be delivered to the Secretary at the
principal executive
           offices of the  company  not later than the close of
business on the
           90th calendar day nor earlier than the close of
business on the 120th
           calendar day prior to the first  anniversary of the
preceding  year's
           annual meeting; provided, however, that in the event
that the date of
           the annual  meeting is more than 30 calendar days
before or more than
           60  calendar  days  after  such  anniversary   date,
notice  by  the
           shareholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting but not later than the close of business on the later of the
           90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to any description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and beneficial owner, if any, on whose behalf the proposal is made; and
           (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.


                                   ARTICLE II.

                      The Conduct of Shareholders' Meetings

      At all meetings of the shareholders, the holders of forty per centum of the shares entitled to vote thereat shall constitute a quorum, except as otherwise required by law; but the shareholders present may adjourn the meeting to another time or place despite the absence of a quorum. Every shareholder entitled to vote shall be entitled to one vote for each share standing in his name on the record of shareholders; and every shareholder entitled to vote may vote in person or by proxy.

      All elections by shareholders shall be by ballot.

                                  ARTICLE III.

                                   Inspectors

      The Board of Directors, in advance of any shareholders' meeting, shall appoint three Inspectors to act at the meeting or any adjournment thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.


                                   ARTICLE IV.

                             The Board of Directors

      Section 1. The business of the company shall be managed under the direction of its Board of Directors, who shall be elected by the shareholders at the annual meeting.

      Section 2. The number of Directors shall be not less than ten nor more than twenty-five, the exact number of Directors within such minimum and maximum limits to be fixed and determined by the vote of a majority of the entire Board. In case of any increase in the number of Directors, the additional Directors may be elected by a majority of the Directors then in office.

      Section 3. Any vacancy in the Board may be filled by a majority vote of the remaining Directors, though less than a quorum.


                                   ARTICLE V.

                              Meetings of Directors

      Section 1. Regular meetings shall be held at such times and places as the Board may determine.

      Section 2. Special meetings of the Directors may be called at any time by the Chairman of the Board, or by two members of the Executive Committee, and shall be called by the Chairman of the Board, or by the Secretary, forthwith upon request in writing signed by two Directors and specifying the object of the meeting. At least three days' notice of a special meeting shall be given in the manner provided for herein.

      Section 3. Any notice of a meeting of Directors required to be given may be given to each Director by mail or telegraph, addressed to him at his residence or usual place of business, or in person or by telephone, stating the time and place of the proposed meeting.

      Section 4. One-third of the entire Board shall constitute a quorum.

      Section 5. Meetings of the Directors may be held within or without the State of New York.

      Section 6. Any one or more members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

                                   ARTICLE VI.

                    Executive Committee and Other Committees

      The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from their number an Executive Committee and other committees, and may determine the quorum thereof. Any such committee shall consist of three or more members and shall serve at the pleasure of the Board.

      The Chairman of the Board, one or more Vice Chairmen of the Board and the President, if any, shall be members of the Executive Committee. The Executive Committee shall, except as otherwise provided by law or by resolution of the Board, have all the authority of the Board of Directors during the intervals between the meetings of the Board. The Executive Committee shall keep a record of its proceedings, which shall from time to time be reported to the Board of Directors. The Chairman of the Board shall preside at the meetings of the Executive Committee.

      Committees other than the Executive Committee shall, except as otherwise provided by law, have such authority as shall be provided by resolution of the Board.

      The Board may designate from time to time one or more Directors as alternate members of the Executive Committee or of any other committee, who may replace any absent member or members at any meeting of the committee.

      Any one or more members of the Executive Committee or any other committee established by the Board pursuant to this Article VI may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

      Any action required or permitted to be taken by the Executive Committee or any other committee established by the Board pursuant to this Article VI may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto shall be filed with the minutes of the proceedings of the committee.


                                  ARTICLE VII.

                             Officers of the Company

      Section l. The officers of the Company shall be elected by the Board of Directors, and may consist of a Chairman of the Board, one or more Vice Chairmen of the Board, a President, such number of Executive Vice Presidents and Senior Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer and a Controller. The officers shall hold office until their successors have been elected.

      Section  2. The  Board of  Directors  may  appoint  one or more  Assistant
Secretaries,   one  or  more  Assistant   Treasurers,   one  or  more  Assistant
Controllers, and such other officers and agents as the Board may consider necessary.

                                  ARTICLE VIII.

                      Duties of the Chairman of the Board,
                     President, Vice Chairmen of the Board,
              Executive Vice Presidents and Senior Vice Presidents

      Section 1. The Chairman of the Board shall be the chief executive officer of the company and shall have such authority and perform such duties as usually appertain to the chief executive office in business corporations. He shall preside at the meetings of the Board of Directors and he, or such officer as he may designate from time to time, shall preside at meetings of the shareholders.

      Section 2. The President, Vice Chairmen of the Board, Executive Vice Presidents and Senior Vice Presidents shall perform such duties as the Board of Directors or Chairman of the Board may from time to time determine.

      Section 3. In case of absence or inability of the Chairman of the Board, the President shall possess all the authority of the Chairman of the Board.


                                   ARTICLE IX.

                Duties of the Treasurer and Assistant Treasurers

      Section 1. The Treasurer shall receive all the funds of the company, and shall disburse them under the direction of the Board of Directors. All disbursement instruments shall be signed by such person or persons and in such manner as the Board may from time to time provide.

      Section 2. The Treasurer shall keep full and regular books, showing all his receipts and disbursements, which books shall be open at all times to the inspection of the Chairman of the Board or of any member of the Board of Directors; and he shall make such reports and perform such other duties as the Chairman of the Board or Board of Directors may require.

      Section 3. The Treasurer shall deposit all moneys received by him, in the corporate name of the company, with such depositories as shall be approved from time to time by the Board of Directors or by the Chairman of the Board, the President, a Vice Chairman of the Board or the Treasurer.

      Section 4. Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in these by-laws or assigned to them by the Board of Directors or the Chairman of the Board or by the Treasurer upon the approval of the Chairman of the Board, the President or a Vice Chairman of the Board. During the Treasurer's absence or inability, his authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board of Directors, the Chairman of the Board, the President or a Vice Chairman of the Board may designate.

      Section 5. The Board of Directors may require the Treasurer and Assistant Treasurers to give such security for the faithful performance of their duties as the Board shall from time to time determine.

                                   ARTICLE X.

                Duties of the Secretary and Assistant Secretaries

      Section 1. The Secretary shall send notice to the shareholders of all annual and special meetings, and to the Directors of meetings of the Board where notice is required to be given; and he shall perform such other duties as may be required of him by the Chairman of the Board or Board of Directors, and such as usually appertain to the office of Secretary.

      Section 2. The Secretary or in his absence an Assistant Secretary shall keep an accurate record of the proceedings of the Board of Directors and of the Executive Committee, and of all meetings of shareholders, and shall have the custody of the seal of the company and affix it to all instruments requiring the seal.

      Section 3. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these by-laws or assigned to them by the Board of Directors or the Chairman of the Board or by the Secretary upon the approval of the Chairman of the Board, the President or a Vice Chairman of the Board. During the Secretary's absence or inability, his authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors, the Chairman of the Board, the President or a Vice Chairman of the Board may designate.


                                   ARTICLE XI.

                            Duties of the Controller

      The Controller shall be the principal accounting officer of the company and shall perform such duties as may be required of him by the Chairman of the Board or Board of Directors.


                                  ARTICLE XII.

                               Transfer of Shares


      Section 1. Certificates for shares shall be issued by the Treasurer. Shares shall be transferable only on the record of shareholders of the company by the holder thereof in person or by attorney, upon surrender of the outstanding certificate therefor. This requirement shall be embodied in each certificate.

      Section 2. In case of the loss of a certificate, a new certificate may be issued upon such terms as the Board of Directors may prescribe.

                                  ARTICLE XIII.

                    Indemnification of Directors and Officers

      The company is  authorized,  by (i) a resolution of  shareholders,  (ii) a resolution of Directors, or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its Directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such Director or officer serves or served in such capacity with the corporation or at the request of the company in any capacity with any other enterprise.


                                  ARTICLE XIV.

                                      Seal

      The common seal of the company shall be in the following form.

                                   ARTICLE XV.

                                   Amendments

      These by-laws may be amended by the shareholders at any meeting; or by the Board of Directors at any meeting by a majority vote of the full Board, or at two successive meetings by a majority vote of a quorum present. The notice of a special meeting of the Board at which such action is to be taken shall set forth the substance of the proposed amendment.